                                                                    EXHIBIT 10.8

                                                                DECEMBER 6, 2001

              LAST, BEST AND FINAL SETTLEMENT OFFER OF DUANE READE


WHEREAS, DUANE READE (the "Employer") and ALLIED TRADES COUNCIL (the "Union" or "ATC") are parties to a collective bargaining agreement (the "Agreement") effective as of September 1, 1998 and expiring as August 31, 2001;

WHEREAS, the parties have commenced continuing negotiations for a successor collective bargaining agreement to be effective as to certain of the Employer's employees at certain of the Employer's stores;

WHEREAS, the parties have engaged in numerous bargaining sessions, have exchanged numerous proposals to each other, have discussed the proposals in detail, and have had sufficient opportunity to bargain over the proposals;

NOW, THEREFORE, to follow is the LAST, BEST AND FINAL OFFER of the Employer for a new collective bargaining agreement with the Union:

Amend the following provisions of the Agreement as set forth below:

PARAGRAPH TITLED "AGREEMENT"

Change the dates to reflect a new agreement date and effective date as of December 6, 2001.

ARTICLE "FIRST"

1st Paragraph

Amend the provisions of this recognition clause as follows:

"The Employer recognizes the Union as the sole collective bargaining agent for the bargaining unit consisting of all employees in its employ in the stores listed on Exhibit A, excluding part-time employees who work less than 30 hours per week, assistant managers, executives, office employees, warehouse employees, drivers, guards, managers and supervisors as defined in the NLRA."

4th Paragraph

Delete in its entirety.

5th Paragraph

Delete in its entirety, provided however, that this paragraph shall be reinstated in the event the Union agrees to the terms contained in this Last, Best and Final Offer and further provided that any such agreement is ratified by the union rank and file.

                                                                DECEMBER 6, 2001

ARTICLE "SECOND"

After the word "permitted" insert the words "upon reasonable notice" and add, "No more that three (3) named Union representatives shall be engaged in Duane Reade visitations. The Union shall name the three (3) representatives and notify the Company of any changes no more frequently than once every thirty (30) days. Such visits are not to interfere with the normal operations of the store."

ARTICLE "FOURTH"

Delete in its entirety, provided however, that this paragraph shall be reinstated in the event the Union agrees to the terms contained in this Last, Best and Final Offer and further provided that any such agreement is ratified by the union rank and file.

ARTICLE "SEVENTH"

Paragraph (A)

Effective as of July 1, 2001, delete the vacation fund and all its requirements in its entirety.

Paragraph (B)

Delete the third and fourth paragraphs of Paragraph (B) in their entirety (Starting with "Full power ..."). All vacation pay shall be directly paid by the Employer to the employees.

ARTICLE "ELEVENTH"

Delete in its entirety.

ARTICLE "THIRTEENTH"

Delete in its entirety and effective December 6, 2001 replace with the Employer-provided health/medical plan as presented at negotiations, subject to the terms and conditions contained therein and as briefly set forth on Exhibit B.

ARTICLE "FOURTEENTH"

Delete in its entirety and effective December 6, 2001 replace with the Employer provided 401K plan as presented at negotiations, subject to the terms and conditions contained therein and as briefly set forth on Exhibit C.

                                                                DECEMBER 6, 2001


ARTICLE "FIFTEENTH"

Replace paragraph 4 with the following:

      "4. Effective as of 12/9/01 each full-time employee, excluding pharmacists, covered by this Agreement who has been employed by the Employer for at least one year shall receive a general wage increase of $.40 per hour."

Replace paragraph 5 with the following:

      "5. Effective as of 1/1/03 each full-time employee, excluding pharmacists, covered by this Agreement who has been employed by the Employer for at least one year shall receive a general wage increase of $.30 per hour."

Replace paragraph 6 with the following:

      "6. Effective as of 1/1/04 each full-time employee, excluding pharmacists, covered by this Agreement who has been employed by the Employer for at least one year shall receive a general wage increase of $.30 per hour."

Replace paragraph 7 with the following:

      "7. Each full-time employee, excluding pharmacists, covered by this Agreement, who has been employed for less than one year as of 12/9/01, 1/1/03 or 1/1/04, shall receive a wage increase of twenty cents ($.20) per hour commencing on the first day of the month following such employee's first anniversary of employment, and an additional wage increase of ten cents ($.10) per hour on the on the next succeeding of 12/9/01, 1/1/03 or 1/1/04. These two increases shall be in lieu of the general wage increase received by other employees on each of 12/9/01, 1/1/03, and 1/1/04.

Replace paragraph 8 with the following:

      "8. Effective as of 19/9/01 each full-time pharmacist covered by this Agreement who has been employed by the Employer for at least one year shall receive a general wage increase of $1.00 per hour."

Replace paragraph 9 with the following:

      "9. Effective as of 1/1/03 each full-time pharmacist covered by this Agreement who has been employed by the Employer for at least one year shall receive a general wage increase of $1.00 per hour."

Replace paragraph 10 with the following:

                                                                DECEMBER 6, 2001

      "10. Effective as of 1/1/04 each full-time pharmacist covered by this Agreement who has been employed by the Employer for at least one year shall receive a general wage increase of $1.00 per hour."

Insert a new paragraph 11 as follows:

      "11. Pharmacist Incentive Program - Following the completion of each calendar quarter, each pharmacist regularly employed in a store, which during the prior three months increased its generic pharmaceutical dispensing rate by 1% over the generic pharmaceutical dispensing rate in the preceding three month period shall receive a one time bonus of $500. In the event a pharmacist increases a store,s generic pharmaceutical dispensing rate by 1% in each of four consecutive three month periods, he/she shall receive an additional one-time bonus of $500."

ARTICLE "SEVENTEENTH"

Provide for an agreement to be effective as of 12/6/01 and to expire as of 8/31/04.

ADJUSTED WAGE SCHEDULE

Delete, incorporate all wage information into body of Agreement.

SIDE LETTERS

Delete, incorporate Store 101; Store 102; Store 103; Store 104; Store 105; Store 106; Store 107; Store 108; Store 109; Store 110; Store 111; Store 112; Store 113; Store 114; Store 115; Store 116; Store 117; Store 118; Store 119; Store 120; Store 121; Store 122; Store 123; Store 124; Store 125; Store 126; Store 127; Store 128; Store 129; Store 130; Store 131; Store 132; Store 133; Store 134; Store 135; Store 136; Store 137; Store 138; Store 139; Store 140; Store 141; Store 142; Store 143; Store 144; Store 145; Store 146; Store 147; Store 148; Store 149; Store 150; Store 151; Store 152; Store 153; Store 154; Store 155; Store 156; Store 157; Store 158; Store 159; Store 160; Store 161; Store 162; Store 163; Store 164; Store 165; Store 166; Store 167; Store 168; Store 169; Store 171; Store 172; Store 173; Store 174; Store 176; Store 177; Store 178; Store 179; Store 180; Store 181; Store 182; Store 183; Store 184; Store 185; Store 186; Store 187; Store 188; Store 189; Store 191; Store 193; Store 194; Store 195; Store 196; Store 197; Store 198; Store 199; Store 200; Store 201; Store 202; Store 204; Store 205; Store 206; Store 207; Store 208; Store 209; Store 211; Store 213; Store 214; Store 217; Store 219; Store 221; Store 222; Store 223; Store 224; Store 225; Store 226; Store 227; Store 229; Store 230; Store 231; Store 232; Store 234; Store 236; Store 237; Store 238; Store 239; Store 243; Store 246; Store 248; Store 266; Store 270; Store 273; Store 274; Store 276; Store 282; Store 466; Store 467; Store 469; Store 473; Store 474; Store 475; Store 477; Store 478; Store 479; Store 482 all appropriate information into body of Agreement, as such is consistent with these Employer proposals.

IT IS EXPRESSLY UNDERSTOOD BY THE PARTIES THAT THERE ARE NO CONTRIBUTIONS DUE FROM THE EMPLOYER TO ANY OF THE PREVIOUSLY EXISTING UNION FUNDS FOR THE PERIOD COMMENCING SEPTEMBER 1, 2001 THROUGH THE DATE OF THIS AGREEMENT (IN THE

                                                                DECEMBER 6, 2001

CASE OF THE VACATION FUND FROM JULY 1 THROUGH THE DATE OF THIS AGREEMENT).

THE TERMS SET FORTH HEREIN REPRESENT THE EMPLOYER'S LAST, BEST AND FINAL OFFER AND ARE SUBJECT OT RATIFICATION BY THE UNION RANK AND FILE.

AGREED AND ACCEPTED THIS 6TH DAY OF DECEMBER 2001 BY:


THE ALLIED TRADES COUNCIL           DUANE READE INC


------------------------            ------------------------
BY: John Morro                      BY: James Rizzo

                                                                DECEMBER 6, 2001


                                    EXHIBIT A

Store 101; Store 102; Store 103; Store 104; Store 105; Store 106; Store 107; Store 108; Store 109; Store 110; Store 111; Store 112; Store 113; Store 115; Store 116; Store 117; Store 118; Store 119; Store 120; Store 121; Store 122; Store 123; Store 124; Store 125; Store 126; Store 127; Store 128; Store 129; Store 130; Store 131; Store 132; Store 134; Store 135; Store 136; Store 137; Store 138; Store 139; Store 140; Store 141; Store 142; Store 143; Store 144; Store 145; Store 146; Store 147; Store 148; Store 149; Store 150; Store 151; Store 152; Store 153; Store 154; Store 155; Store 156; Store 157; Store 158; Store 159; Store 160; Store 161; Store 162; Store 163; Store 164; Store 165; Store 166; Store 167; Store 168; Store 169; Store 171; Store 172; Store 173; Store 174; Store 176; Store 177; Store 178; Store 179; Store 180; Store 181; Store 182; Store 183; Store 184; Store 185; Store 186; Store 187; Store 188; Store 189; Store 191; Store 193; Store 194; Store 195; Store 196; Store 197; Store 198; Store 199; Store 200; Store 201; Store 202; Store 204; Store 205; Store 206; Store 207; Store 208; Store 209; Store 211; Store 213; Store 214; Store 217; Store 219; Store 221; Store 222; Store 223; Store 224; Store 225; Store 226; Store 227; Store 229; Store 230; Store 231; Store 232; Store 234; Store 236; Store 237; Store 238; Store 239; Store 243; Store 246; Store 248; Store 266; Store 270; Store 273; Store 274; Store 276; Store 282; Store 466; Store 467; Store 469; Store 473; Store 474; Store 475; Store 477; Store 478; Store 479; Store 482

AGREEMENT made this 7 day January, 1999, effective as of the 1st day of September, 1998; by and between DUANE READE, A NEW YORK PARTNERSHIP, whose principal office is located at 440 9th Avenue, New York, New York, hereinafter designated as the "EMPLOYER" and ALLIED TRADES COUNCIL; whose office is located at 467 Sylvan Avenue, Englewood Cliffs, New Jersey; hereinafter designated as the "UNION".

IN CONSIDERATION of the premises and of the mutual and reciprocal promises herein made and obligations herein assumed, as more fully hereinafter set forth, the parties agree as follows:

FIRST: The Employer recognizes the Union as the sole collective bargaining agent for the bargaining unit consisting of all employees in its employ, excluding part-time employees, as defined below I Assistant Managers hired after September 1, 1998, executives, office employees, supervisors, warehouse employees drivers and guards. Whenever the word "employees'; is used in this Agreement it shall be deemed to refer to all employees except for those specifically excluded above, regardless of whether or not they are members of the Union.

Part-time employees are defined as those employees working 30 hours or less, on average, during 12 consecutive work weeks. Part-time schedules shall not exceed 32 hours in anyone work week.

Part-time employees as defined above, shall not be part of the bargaining unit covered by this agreement.

At all times during the term hereof, the Employer agrees to employ not less than 2,000 full-time employees. The Employer may employ up to 600 part-time employees as defined above. In the event the full-time employee count exceeds 2,000, the Employer may utilize additional part-time employees as defined above, in the ratio of 3 part-time employees in excess of the 600 level for each 10 full-time employees in excess of the 2,000 level.

All employees shall, as a condition of continued employment, become and remain members of

                                                                DECEMBER 6, 2001

the-Union in good standing after they have completed thirty days of employment or thirty days after execution of this Agreement, whichever is later, provided, however, that no employee shall be removed from his employment under this Article so long as he continues to tender uniform dues and his initiation fee to the Union after such thirty-day period. Any employee who fails to maintain his membership to the extent of not paying uniform dues and his initiation fee after such thirty-day period, shall be discharged by the Employer immediately upon notification from the Union in person or in writing. All newly hired employees, except pharmacists, shall be on a trial period of thirty calendar days. All newly hired pharmacists shall be on a trial period of ninety calendar days. During an employee's trial period he or she may be discharged without recourse to the grievance procedure.

SECOND: The Employer agrees that authorized representatives of the Union shall be permitted to enter the Employer's place of business at any time for the adjustment of disputes, grievances or any other matters that may require their presence.

THIRD: The regular work week for all employees covered hereby, except pharmacists, shall consist of forty hours per week, distributed among five working days. Overtime shall be paid at the rate of time and one-half after forty ours of work. Employees may voluntarily agree to work weeks of less than forty hours. All employees shall be expected to work a reasonable amount of overtime, including Saturdays and Sundays, provided however, that they shall be given reasonable advance notice when overtime work is requested. Pharmacists shall be paid for all hours worked at their straight-time hourly rate of pay.

FOURTH: The Employer shall deduct uniform membership dues and initiation fees from the wages paid to each employee. The Employer shall make such deductions from the first payroll in each month and transmit all such funds deducted no later than the tenth day of each month. All funds deducted from the wages paid to employees for the payment of such dues and initiation fees shall be held in trust by the Employer and shall be considered at all times the property of the Union, provided, however, that prior to making such deductions the Employer has received from each employee on whose account such deductions are made, a written assignment, which shall not be irrevocable for a period of more than one year or beyond the termination date of this Agreement, whichever occurs sooner, and which may contain a clause that such assignment shall be automatically renewed for additional periods of one year, unless the employee shall terminate such assignment in writing within thirty days prior to any expiration date thereof.

FIFTH: No employee, whatever the performance, shall be discharged, suspended, laid off or furloughed except for good and sufficient cause. In the event an employee is proven to have committed an act amounting to dishonesty or criminal negligence, the Employer may summarily discharge such employee. Layoffs and recalls from layoffs shall be made in accordance with seniority.

SIXTH: Should any dispute arise concerning the application, interpretation, effect, purpose or breach of any term or condition of this Agreement, or in the event that there shall exist any claim, demand, dispute or controversy between the parties hereto, including but not limited to a demand or dispute arising out of a proposed addition, deletion or modification of this Agreement, the parties hereto shall first attempt to settle and adjust such dispute, claim, demand or controversy by negotiation. In the event that said dispute, claim, demand or controversy shall not be completely settled and adjusted the parties agree that either of them may submit the question, including any damages that have been suffered to arbitration before an arbitrator designated by the New York State Board of Mediation the American Arbitration Association, or the Federal Mediation & Conciliation Service in accordance with their rules. The arbitrator so designated

                                                                DECEMBER 6, 2001

shall conduct a hearing in such manner as he shall consider proper, and shall serve as sole arbitrator of the dispute between the parties. The arbitrator shall have the right to conduct an ex parte hearing in the event of the failure of either party to be present at the time and place designated for the arbitration and shall have the power to render a decision based on the testimony before him at such hearing. The decision of the arbitrator shall be final and binding upon both parties and may be entered as a final decree or judgment in the Supreme Court of the State of New York or in a court of appropriate jurisdiction in any state where such decision shall be rendered. The costs of arbitration, including the arbitrator's fee, shall be borne equally by the Employer and the Union. It is the intent of the parties hereto that all disputes between them both within and outside of the Agreement, shall be submitted to arbitration and that no defense to prevent the holding of the arbitration shall be permitted. Service of any document or notice referred to in the above paragraph, or service of any notice required by law in connection with the arbitration proceeding, may be made by registered or certified mail.

SEVENTH: (A) It is hereby agreed by and between the respective parties that effective as of September 1, 1998 (being a continuation of contributions previously made) the Employer shall contribute to the Vacation Fringe Benefit Fund the sum of Four Per Cent, and commencing as of the week ending March 3, 2000, the sum of Five Per Cent of the Employer's total, gross, straight-time payroll expense for each employee employed within the bargaining unit regardless of whether or not any such employee is a member of the Union and regardless of the number of hours worked during the week. Such payments shall be made weekly for the last preceding payroll week. A list containing the names and straight-time, weekly earnings of each employee in the bargaining unit shall accompany each such payment. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Vacation Fringe Benefit Fund and shall be held subject to the provisions of a trust indenture dated February 17,1971 and any amendments, changes or additions thereto.

The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

The Fund shall be used for the purpose of providing annual and supplementary vacation benefits, jury duty reimbursement and for such approved similar and related purposes and benefits, and for the payment of the reasonable administrative expenses of the Fund, as the trustees may determine. By executing this Agreement, the Employer hereby authorizes the Trustees of the Vacation Fringe Benefit Fund, on its behalf, as its express agent, and in its name and stead, to remit to the appropriate Federal taxing authorities, the Employer's share of any FICA taxes owed by the Employer as a result of vacation and/or fringe benefit payments made by the Fund to employees of the Employer, together with the employee's share of any such taxes, and, where applicable to remit to the appropriate State taxing authorities the disability taxes owed as a result of such payments. Similarly, by executing this Agreement, the Employer hereby authorizes the Trustees of the Fund on its behalf, as its express agent and in its name and stead, to issue to the appropriate governmental agencies and to its employees receiving vacation and/or fringe benefit payments through the Fund, Federal, State and City earnings statements showing gross wages, FICA tax withheld, FICA wages, State income tax withheld and local tax withheld as a result of such

                                                                DECEMBER 6, 2001

vacation and/ or fringe benefit payments by the Fund. The Trustees of the Fund shall have no obligation to report wages earned by the Employer's employees, except such wages as are transmitted to the Employer's employees by the Fund.

All monies paid to the Fund shall be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union; nor any .body with which the Union may be affiliated; nor any participating Employer individually or collectively, nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part hereof, nor to any accounting, supervision or control thereof, of whatsoever kind or nature.

All monies, contributions, property , assets of the Fund and those hereafter acquired and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees, or to the contributions of his or her Employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the Fund and / or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

All payments shall be due and payable on the first day of each week, for the preceding week. The foregoing notwithstanding, however, if the Employer fails to make all payments required hereunder, on or before the tenth day of the month for the preceding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

Conditioned upon the Employer's timely payment in full to the Fund of all of its obligations as specified herein, no further liability whatsoever shall attach hereunder to the Employer; and no claim can, shall or may be made by any employee against the Employer based upon the terms hereof for any reason whatsoever.

(B) The amount of vacation to which an employee is entitled shall be determined as of July 1 of each year:

      Less than six months
      of employment                          None

      Six months but less than
      one year of employment                 One week (40 hours)

      One year but less than
      seven years of employment              Two weeks (80 hours)


                                       9

                                                                DECEMBER 6, 2001

      Seven years but less than
      twenty years of employment             Three weeks (120 hours)

      Twenty or more years of
      employment                             Four weeks (160 hours)


In determining eligibility for vacation leaves, all computations shall be based upon each employee's total length of employment with the Employer. No deductions shall be made from an employee's accumulated service except for periods of non-employment by the Employer. Such deductions shall be made in accordance with the provisions of the trust indenture, and/or resolutions adopted by the trustees.

Full power and authority will be lodged in the trustees of the Vacation Fringe Benefit Fund to determine the extent of service credits to be allocated to each employee as well as the rules and regulations pursuant to which employees will be paid for any earned vacation pay.

In accordance with the rules and regulations of the Fund and at such intervals as they determine appropriate the trustees of the Fund shall transmit to each employee on whose behalf Contributions have been made to such Fund, an amount equal to the sum of such employee's vacation leave entitlement multiplied by such employee's regular straight-time, hourly rate of pay as of the date of such employee's vacation leave.

This sum will be diminished by the amount of any vacation payments made by the Fund to such employee during the preceding vacation year (i.e. the period from July 1 of the preceding year through June 30 of the current year).

EIGHTH: All employees shall receive pay for the following nine holidays each year regardless of whether or not they are scheduled to work on any such holidays:

            New Year's Day                Thanksgiving Day
            Presidents' Day               Christmas Day
            Memorial Day                  2 Personal Days
            July 4th (Independence Day)
            Labor Day

NINTH: This contract shall not take effect until it is approved and executed by an authorized officer of the Union. No term, condition or provision of this Agreement may be modified or changed except in writing signed by both parties.

TENTH: Should the Employer fail to meet promptly the financial obligations under the terms of this agreement or breach any term or condition thereof, such shall be considered a material breach of this Agreement, and the Union reserves the right thereafter to demand that the Employer post cash security or a bond in a reasonable sum, and may institute additional appropriate measures, including economic sanctions and/ or cessation of work to assure the faithful performance of this Agreement. The Union will at all times retain the right to proceed to arbitration in accordance with the provisions of Article Sixth hereof.

ELEVENTH: All good conditions, customs and privileges enjoyed by the employees prior to the

                                                                DECEMBER 6, 2001

execution of this Agreement shall continue in full force and effect without suspension or interruption as though they were actually enumerated herein. The Employer shall not sell his establishment, or any part thereof without 60 days' advance notice in writing to the Union, nor shall he remove, terminate, discontinue, rent or lease any part thereof, without providing similar advance notice. In no event shall such transaction be consummated except on the basis that the purchaser or lessee shall assume this Agreement and all of its terms and conditions and shall continue to recognize the Union as the collective bargaining representative for all employees formerly covered by this Agreement. In addition, the seller or renter, as well as the purchaser or lessor, shall be responsible for all financial liabilities under this Agreement up to and including the date of the transaction.

TWELFTH: The Union may elect or select shop stewards from among the employees, who shall receive top seniority for purposes of layoff only; and such shop stewards shall have the authority to report grievances and violations of the contract to the Union. No shop steward shall have the right to call any strike, stoppage or cessation of work; and the sole duty and liability of the Union, in. the event that a shop steward so transcends his authority, shall be limited to ordering the employees to return to work after written notice from the Employer. The shop steward shall have the right during working hours to discuss grievances or perform such other duties as the Union may require of him.

THIRTEENTH: It is hereby agreed by and between the respective parties that, commencing with ending September 4, 1998, (being a continuation of contributions previously made), the Employer shall pay to the Allied Welfare Fund the sum of Fifty-Nine ($59.00) Dollars, each and every week for each employee who is employed within the bargaining unit, commencing with the first day of employment of such employee, regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week. For each employee hired after September 1, 19981 such payments shall be made commencing with the first day of the sixth month following each such employee's starting date. The Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records or other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Allied Welfare Fund and shall be held subject to the provisions of a trust indenture effective January 26, 1954 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The Trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

Such contributions shall be used for the purpose of providing insurance, welfare, major medical insurance and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, their families, and the payment of reasonable administrative expenses of the Fund; and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder, Such contributions shall also be used for the purpose of providing Major Medical Insurance and similar benefits for all employees of the Employer and their families. Neither the Union, nor any member of the Union individually or collectively; nor any International Union, nor any body with which

                                                                DECEMBER 6, 2001

the Union may be affiliated; nor any participating employer individually or collectively; nor any combination thereof; nor any association, corporation group, entity, person or trust; nor any successor or assign thereof, either directly or indirectly, shall have any right, title interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee either directly or indirectly, shall have any right title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature; nor any claim against the Union, participating employers, or the trustees or to the contributions of his or her employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the plan and/ or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay 1 interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments. From and out of the contributions made to the Allied Welfare Fund as specified above, Eight Dollars per employee per week shall be unconditionally and irrevocably allocated and paid to the Union Mutual Medical Fund subject to the provisions of a trust indenture effective September 6, 1978 and any amendments, changes or additions thereto, for the benefit of retired employees of the Employer and retired employees of all other employers similarly situated and their families who are receiving pension benefits from the Union Mutual Fund, and those employees of the Employer and of all other employers similarly situated whose pension benefits from the Union Mutual Fund have been vested and who, in either case, are and remain members in good standing of the Union Mutual 8enefit Association. All sums contributed to the Union Mutual Medical Fund and the affairs of said Fund shall be managed and administered by a Board of Trustees equally representative of the employers and the participants. All of the foregoing conditions and provisions applicable to the Allied Welfare Fund shall be equally applicable to the Union Mutual Medical Fund.

FOURTEENTH: It is hereby agreed by and between the respective parties that, commencing with the effective date of this Agreement, (being a continuation of contributions previously made), the Employer shall pay to the Union Mutual Fund the sum of Twenty-Four Dollars each and every week for each employee who is employed within the bargaining unit commencing with the first day of employment of such employee, regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week; and the Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Union Mutual Fund and held subject to the provisions of a trust indenture effective November 1, 1955 and any amendments changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees

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                                                                DECEMBER 6, 2001

deadlock on the administration of the Fund, the two shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund, a statement of the result of which shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

The Fund shall be used for the purpose of providing pensions and/ or annuities and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, the payment of reasonable administrative expenses of the Fund and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture, or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating employer individually or collectively; nor any combination thereof; nor any association, corporation, group, entity , person or trust; nor any successor or assign thereof either directly or indirectly, shall have any right, title, interest or claim in or to the Fund, or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature. It is understood and agreed that the Employer and all other employers similarly situated may have a continuing financial obligation pursuant to the provisions of the Employee Retirement Income Security Act of 1974, in the event of termination or partial termination of the Fund. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees; nor to the contributions of his or her employer to the Fund; nor to any assets or monies held by the Fund except such benefits as are provided by the plan and/ or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Trust Fund shall be final and conclusive.

All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

FIFTEENTH

1. During the term hereof, the minimum hiring rate for all newly hired employees shall be $5.15 per hour.

2. Each employee working during the hours of midnight and 8:00 a.m. shall receive a premium payment of $1.50 per hour for all hours worked during such period.

                                                                DECEMBER 6, 2001

3. Each employee who works beyond the normal closing time of a store for the purpose of taking stock shall receive a premium payment of forty cents ($.40) per hour in excess of the hourly rate received for work performed prior to the store's regularly scheduled closing time. Such payment shall be received for each hour worked beyond such normal closing time. The foregoing notwithstanding, should any such employee work beyond midnight, he or she shall receive a premium payment of $1.50 per hour in excess of the hourly rate received for work performed prior to the store's regularly scheduled closing time. Such payment shall be received for all hours worked after midnight.

4. Each full-time retail store employee, excluding pharmacists and Assistant Managers, hired by the Employer before September 1, 1997, shall receive a general wage increase of thirty cents ($.30) per hour ($12.00 per week) effective December 28, 1998. On or about January 4, 1999, each such employee employed by the Employer on January 4, 1999, shall receive a one-time payment of two hundred eight ($208.00) dollars, less applicable payroll taxes.

5. Effective September 1, 1999, each full-time retail store employee, excluding pharmacists and Assistant Managers, hired by the Employer before September 1,1998 shall receive a general wage increase of thirty cents ($.30) per hour ($12.00 per week).

6. Effective September 1,2000, each full-time retail store employee, excluding pharmacists and Assistant Managers, hired by the Employer before September 1,1999 shall receive a general wage increase of thirty cents ($.30) per hour ($12.00 per week).

7. Each full-time retail store employee, excluding pharmacists and Assistant Managers with less than one year of employment with the Employer as of September 1 of any year during the term hereof, shall receive a wage increase of twenty cents ($.20) per hour ($8.00 per week) commencing on the first day of the month following such employee's first anniversary of employment, and an additional wage increase of ($.10) per hour ($4.00 per week) on the succeeding September. These two increases shall be in lieu of the general wage increase received by other employees on the September 1st immediately following each such employee's first anniversary.

8. Each Assistant Manger hired by the Employer before September 1, 1997, shall receive a general wage increase of fifty cents ($.50) per hour ($20.00 per week) effective December 281 1998. On or about January 4, 1999, each such Assistant Manager employed by the Employer on January 4, 1999, shall receive a one-time payment of three hundred forty-six ($346.00) dollars, less applicable payroll taxes.

9. Each Pharmacist hired by the Employer before September 1, 1997, shall receive a general wage increase of one dollar ($1.00) per hour ($40.00 per week) effective December 28, 1998.

10. The Employer shall institute an incentive "Bonus Plan" for all pharmacists commencing October 1, 1998. Such Plan shall provide for quarterly incentive bonuses payable on or about January 31,1999 and on the last day of each third month thereafter, in the maximum amount of two thousand ($2,000.00) dollars per year and in the minimum amount of $750.00 per year. The terms of such "Bonus Plan" are subject to negotiation by the parties.

SIXTEENTH: All employees who have been employed for six months or longer shall be entitled

                                                                DECEMBER 6, 2001

to receive five (5) days of paid sick leave during each contract year. Employees shall receive a day's wages at their then current daily rate of pay for each day of sick leave utilized. On or about August 31, 1999, and on or about August 31 of each year thereafter during the term hereof, employees shall be reimbursed for all unused sick leave at their then current daily rate of pay for each day of unused sick leave.

Employees shall not be required to provide a doctor's note or other substantiating evidence in order to be eligible to receive sick leave pay, provided, however, that employees shall call the Company as early as possible on the first day of any illness to advise the Company concerning the absence and its anticipated length.

SEVENTEENTH: This Agreement shall become effective as of the 1st day of September, 1998, and shall remain operative and binding upon the parties hereto, their heirs, successors, assignees, administrators and trustees in bankruptcy for a period up to and including the 31st day of August, 2001, and shall automatically continue thereafter for similar periods and may be terminated by one's giving the other ninety days' notice by registered mail prior to each expiration period of such intention to terminate this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 7th day of January 1999.

Allied Trades Council                     Duane Reade, A New York General
Partnership

By:  /s/ John Morro                       By:  /s/ James Rizzo
John Morro, Acting President              James Rizzo, Vice President

                                                                DECEMBER 6, 2001


                            DUANE READE CORPORA TION
                             ADJUSTED W AGE SCHEDULE

Effective as of and retroactive to September 1, 1995, all pharmacists shall receive a general wage increase of Thirty-Five Dollars per week ($.875 per hour).

Effective March 1, 1997, all pharmacists shall receive a general wage increase of Thirty-Five Dollars per week ($.875 per hour).

On or about October 12, 1995, each employee, other than pharmacists, who was on the Employer's payroll on September 1, 1995, shall receive a bonus amounting to 7.5% of such employee's straight-time earnings (including the overnight differential, where applicable), during such part of the calendar year commencing September 1, 1994 and ending August 31, 1995, as was worked by each such employee.

Effective September 1, 1996, each Assistant Manager shall receive a general wage increase of Fifteen Dollars per week ($.38 per hour).

Effective September 1, 1996, each employee other than pharmacists and Assistant Managers shall receive a general wage increase of Ten Dollars per week ($.25 per hour).

Effective September 1, 1997, each employee other than Pharmacists shall receive a general wage increase of Ten Dollars per week ($.25 per hour).

                                                                DECEMBER 6, 2001


                                          September 1, 1998



Duane Reade, a New York Partnership
440 9th Avenue
New York, NY 10001

Gentlemen:

This is to confirm our understanding that your contributions to the Vacation Fringe Benefit Fund consist of two components. The first component (vacation component) is to be contributed in the amount of Three Per Cent of your gross, straight-time payroll expense for bargaining-unit employees and is intended to cover the cost of vacation payments made in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes.

The second component (fringe component) in the amount of One Per Cent and commencing with the week ending March 3, 2000, in the amount of Two Per Cent of your gross, straight-time, payroll expense for bargaining unit employees is intended to cover the cost of supplementary vacation benefits, jury duty reimbursement and other approved similar and related purposes and benefits, as the trustees may determine.

Your vacation component contributions will be subject to an annual audit and review. In the event that your vacation component contributions, including disability taxes and the Employer's and employees' share of FICA taxes, are less than the aIU1ual vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, you will be required to remit the balance immediately. Furthermore, by signing this letter, you specifically agree to adjust your vacation component contribution rate, upon notification from the Union that such adjusted contribution rate is necessary to avoid future deficits. In the event that your vacation component contributions exceed the vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes, the balance will be refunded to you on or before January 30th of the succeeding calendar year.

If the foregoing conforms with your understanding, please sign below where indicated.

ACCEPTED AND APPROVED:                     ACCEPTED AND APPROVED:
Allied Trades Council                      Duane Reade, a New York
                                           Partnership


By:  /s/ John Morro                        By:  /s/ James Rizzo, Vice President
John Morro, Acting President               Employer, Title

                                                                DECEMBER 6, 2001


                                          February 4, 1999



Duane Reade, a New York Partnership
440 9th Avenue
New York, NY 10001

Dear Mr. Rizzo:

This will confirm our understanding that the current collective bargaining agreement between Duane Reade and this Union covering the period from September 1, 1998 through August 31, 2001 shall be amended as follows:

The provisions of paragraph Thirteenth dealing with the Allied Welfare Fund shall be amended to provide as follows:

For each employee hired after September 1, 1998, such payments shall be owed and paid commencing with the first day of the fifth month following the month in which such employee commenced employment with the Employer. For each employee employed on the first day of the sixth month following the month in which such employee commenced employment with the Employer, payments to Union Mutual Fund shall be made retroactive to the first day of employment in accordance with the terms of paragraph Fourteenth. For purposes of this paragraph only, employment for any part of a month shall be considered employment for the entire month.

EXAMPLE A: Employee is hired January 11, 1999. Contributions commence June 1, 1999. Retroactive payments due June 1, 1999.

EXAMPLE B: Employee is hired January 25, 1999. Contributions commence June 1, 1999. Retroactive payments due June 1, 1999.

If you agree with the foregoing please sign below where indicated.

s/ James Rizzo, 2/9/99
Jim Rizzo
VP, Human Resources
Duane Reade, a New York Partnership

                                Very truly yours,

                                /s/ John Morro
                                John Morro, Acting President